LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into as of September [*], 2025 (the “Effective Date”), by and between FAVO CAPITAL, INC., a Nevada corporation with its principal office at 4300 N. University Drive, Suite D-105, Lauderhill, Florida 33351 (the “Borrower” or “Issuer”), and STEWARDS INTERNATIONAL FUNDS PCC (on behalf of the STEWARDS PRIVATE CREDIT FUND), a limited company organized under the laws of Mauritius, acting for itself and on behalf of its clients or nominated third parties, with its principal office at 12th Floor, Nexteracom Tower, Tower 1, Ebene, Quatre Bornes, Mauritius 72201 (the “Lender” or “Noteholder”).

RECITALS

WHEREAS, the Borrower is a diversified financial services company engaged in private credit and real estate operations, and seeks to issue up to $50,000,000 in aggregate principal amount of unsecured, unsubordinated debt notes (the “Notes”) to the Lender, pursuant to the terms set forth in the Term Sheet dated September 9, 2025 (the “Term Sheet”), attached as Exhibit A, for the purpose of refinancing existing debt and funding the Company’s general operational needs;

WHEREAS, the Lender agrees to purchase the Notes and receive warrants to purchase common stock of the Borrower, as described in the Term Sheet and a separate Warrant Agreement; and

WHEREAS, the Borrower and Lender intend to formalize their agreement regarding the issuance, repayment, and terms of the Notes under this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree as follows:

ARTICLE 1:

DEFINITIONS

1.1   Definitions. As used in this Agreement, the following terms have the meanings set forth below:

▪  “Actual Principal Amount”: The aggregate principal amount of Notes actually advanced by the Lender to the Borrower on or before the Closing Date.

▪  “Business Day”: Any day other than a Saturday, Sunday, or day on which banks in Las Vegas, Nevada, are required or permitted to be closed.

  “Closing Date”: August 31, 2026, or such earlier date as agreed by the parties.

  “Dealing Date”: The first Business Day of each calendar month between the Opening Date and the Closing Date.

  “Liquidity Event”: (i) Any change of control of the Borrower, as defined in the Warrant Agreement, or (ii) a sale of more than 75% of the Borrower’s assets after the Closing Date, expressly excluding any initial public offering of the Borrower’s common stock.

  “Maturity Date”: August 31, 2030, unless extended pursuant to Section 4.3.

  “Notes”: Unsecured, unsubordinated debt obligations of the Borrower, each with a face value of $100,000, issued pursuant to this Agreement.

  “Opening Date”: September 1, 2025.

  “Principal Amount”: Up to $50,000,000 in aggregate principal of the Notes, subject to the Actual Principal Amount advanced.

  “Warrant Agreement”: The agreement governing the issuance and terms of warrants, to be dated September 30, 2026, between the Borrower and Lender.

  “Warrants”: Rights to purchase common stock of the Borrower at $0.76 per share, issued at a rate of one (1) Warrant per $0.76 of Actual Principal Amount, as described in the Term Sheet and Warrant Agreement.

1.2 Other Terms. Capitalized terms not defined herein shall have the meanings set forth in the Term Sheet or Warrant Agreement, as applicable.

ARTICLE 2:

THE LOAN

2.1 Commitment. Subject to the terms and conditions herein, the Lender agrees to purchase, and the Borrower agrees to issue, up to 500 Notes with an aggregate Principal Amount of up to $50,000,000, in one or more closings on Dealing Dates between the Opening Date and the Closing Date. The proceeds will support the Borrower’s private credit and real estate operations, including refinancing high-cost debt and funding the Company’s general operational needs including but not limited to working capital, payroll, and other ordinary course business expenses.

2.2 Disbursement. The Lender shall advance the Actual Principal Amount in increments of $100,000 (each corresponding to one Note) by wire transfer to an account designated by the Borrower on each Dealing Date. There is no guarantee that the full Principal Amount will be advanced, and the Actual Principal Amount shall be the amount actually funded.

2.3 Promissory Notes. Each Note shall be evidenced by a promissory note in the form attached as Exhibit B, issued to the Lender or its nominees, bearing the terms herein and in the Term Sheet. The Notes are obligations of the Borrower, not its subsidiaries, but the Borrower’s consolidated operations secure repayment through overall financial performance.

2.4 Warrants. In consideration of the Actual Principal Amount advanced, the Borrower shall issue Warrants to the Lender within one (1) calendar month of the Closing Date, at a rate of one (1) Warrant per $0.76 of Actual Principal Amount, pursuant to the Warrant Agreement. Warrants are exercisable only after the Maturity Date or a Liquidity Event.

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ARTICLE 3:

INTEREST AND PAYMENTS

3.1 Interest Rate. The Notes shall bear interest at a fixed rate of 8.00% per annum on the Actual Principal Amount, calculated on a 365-day year basis.

3.2 First Interest Payment.

  The first interest payment shall be due on September 1, 2026, or the first Business Day thereafter.

  The amount shall be calculated as the pro-rated interest accrued on the Actual Principal Amount from the date of each advance to the Closing Date.

3.3 Subsequent Interest Payments.

  After the First Interest Payment Date, interest shall be payable quarterly on the first Business Day of each calendar quarter, commencing October 1, 2026 (or the first Business Day thereafter).

  Interest shall be calculated as (8.00% × Actual Principal Amount × days in period / 365).

3.4 Payment Mechanics. All payments shall be made in U.S. dollars by wire transfer to an account designated by the Lender, free of any set-off, counterclaim, or withholding, except as required by law. Payments shall be applied first to accrued interest, then to principal.

ARTICLE 4:

PREPAYMENT AND REDEMPTION

4.1 Maturity Redemption. On the Maturity Date, the Borrower shall redeem the Notes at an amount equal to the Actual Principal Amount, plus any accrued and unpaid interest.

4.2 Early Redemption.

  By Lender Request: The Lender may request early redemption of up to 50% of the Actual Principal Amount by providing sixty (60) Business Days’ written notice to the Borrower, provided such request is made no earlier than two (2) years after the Closing Date and no later than twenty (20) Business Days before the Maturity Date.

  Upon Event of Default: Upon an Event of Default (as defined in Article 8), the Borrower shall redeem the Notes at the Actual Principal Amount, plus accrued interest, subject to the terms herein.

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4.3 Extension of Maturity.

  The Borrower may request an extension of the Maturity Date, not to exceed six (6) calendar months, by providing twenty (20) Business Days’ written notice to the Lender, subject to the collective approval of the Noteholder(s).

  No extension shall be permitted if (i) an Event of Default has occurred and is continuing, or (ii) the request is made less than twenty (20) Business Days before the Maturity Date.

  During the extension period, interest shall accrue at 8.00% per annum pro rata, and the Borrower shall pay an additional 1% of the Actual Principal Amount per month in advance upon issuing the extension request.

  Upon the extended Maturity Date, the Actual Principal Amount and all accrued interest shall be payable.

ARTICLE 5:

USE OF PROCEEDS AND COVENANTS

5.1 Use of Proceeds. The Borrower shall use the proceeds from the issuance of the Notes solely for refinancing existing debt and funding the Company’s general operational needs including but not limited to working capital, payroll, and other ordinary course business expenses.

5.2 Affirmative Covenants. The Borrower shall:

  Provide the Lender with (i) quarterly financial statements (P&L, balance sheet, cash flow) within 45 days of quarter-end, (ii) annual audited accounts within 90 days of year-end, and (iii) prompt notice of any material litigation, default, or adverse events.

  Maintain its legal existence and good standing under Nevada law.

  Comply with all applicable laws and regulations, including those related to its private credit and real estate subsidiaries.

5.3 Negative Covenants. Without the prior written consent of the Lender, the Borrower shall not:

  Incur or issue any debt senior to or pari passu with the Notes.

  Grant any new security interests over its assets.

  Issue any preference shares.

5.4 Ranking. The Notes are unsecured and unsubordinated obligations of the Borrower, ranking:

  After claims of (i) secured creditors and (ii) creditors preferred by law (e.g., IRS for unpaid taxes).

  Equally with other unsecured, unsubordinated creditors.

  Prior to subordinated creditors and shareholders.

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ARTICLE 6:

REPRESENTATIONS AND WARRANTIES

6.1 Borrower Representations. The Borrower represents and warrants as of the Effective Date and each Dealing Date:

  It is a corporation duly organized and validly existing under Nevada law, with principal executive offices at 4300 N. University Drive, Suite D-105, Lauderhill, Florida 33351.

  It has full power and authority to enter into and perform this Agreement, the Notes, and the Warrant Agreement.

  This Agreement and the Notes are valid and binding obligations, enforceable in accordance with their terms, subject to bankruptcy and similar laws.

6.2 Lender Representations. The Lender represents and warrants:

  It is an accredited investor under Rule 501(a) of Regulation D.

  It is acquiring the Notes and Warrants for its own account or for clients/nominees, with investment intent and not for distribution.

ARTICLE 7:

CONDITIONS PRECEDENT

7.1 Conditions to Funding. The Lender’s obligation to advance funds on each Dealing Date is subject to:

  Execution and delivery of this Agreement, and the Warrant Agreement.

  No Event of Default or material breach of this Agreement.

ARTICLE 8:

EVENTS OF DEFAULT AND REMEDIES

8.1 Events of Default. Each of the following constitutes an “Event of Default”:

  Failure to pay principal or interest when due, continuing for fourteen (14) Business Days after written notice from the Lender.

  Breach of any covenant under Article 5, continuing for 30 days after written notice.

  Insolvency, bankruptcy, or similar proceedings involving the Borrower or subsidiaries.

  Material litigation or adverse event materially impairing the Borrower’s ability to perform.

  Change in control without Lender consent.

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8.2 Remedies. Upon an Event of Default, the Lender may, by written notice:

  Declare the Actual Principal Amount and accrued interest immediately due and payable.

  Pursue early redemption.

  Exercise other rights under applicable law.

ARTICLE 9:

TRANSFERS

9.1 Transfer Restrictions. The Notes and Warrants are restricted securities under the Securities Act and may not be transferred except to eligible investors through STEWARDS INTERNATIONAL FUNDS PCC (on behalf of the STEWARDS PRIVATE CREDIT FUND), with prior written consent of the Borrower, which shall not be unreasonably withheld.

9.2 Transfer Procedure. The Lender shall request transfers in writing, specifying the transferee and compliance with securities laws. The Borrower shall issue new Notes/Warrants to the transferee upon approval.

ARTICLE 10:

MISCELLANEOUS

10.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of law principles.

10.2 Entire Agreement. The Term Sheet, this Agreement, and the Warrant Agreement constitute the entire agreement between the parties, superseding all prior agreements.

10.3 Amendments. Any amendment must be in writing and signed by both parties.

10.4 Notices. All notices shall be in writing, delivered to the addresses specified above.

10.5 Severability. If any provision is found invalid, the remaining provisions shall remain in effect.

10.6 Assignment. The Lender may assign its rights with Borrower consent, except as permitted under Section 9.1. The Borrower may not assign without Lender consent.

10.7 Counterparts. This Agreement may be executed in counterparts, each deemed an original, including electronic signatures.

IN WITNESS WHEREOF, the undersigned have executed this Loan Agreement as of the Effective Date.

BORROWER:

FAVO CAPITAL, INC.

By: /s/ Shaun Quin
Name: Shaun Quin
Title: President

LENDER:

STEWARDS INTERNATIONAL FUNDS PCC (on behalf of the STEWARDS PRIVATE CREDIT FUND)

By: /s/ Kowen Pareemamun
Name: Kowen Pareemamun

Title: Director

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